EXHIBIT 23.1

Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement on Form S-3 of Alpha Technologies Group, Inc. of our report dated January 9, 2004 (which contains an explanatory paragraph regarding a change in the method of accounting for goodwill and intangible assets in 2002) appearing in the Annual Report on Form 10-K of Alpha Technologies Group, Inc. for the year ended October 26, 2003.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 1, 2004